As filed with the Securities and Exchange Commission on December 13, 2005

                                                     Registration No. 333-125902

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                            REGISTRATION STATEMENT
                                  ON FORM S-3
                                     UNDER
                          THE SECURITIES ACT OF 1933


                                  CWALT, INC.
            (Exact Name of Registrant as Specified in its Charter)

        Delaware                                               87-0698307
(State or Other Jurisdiction                                (I.R.S. Employer
      of Incorporation)                                     Identification No.)

                               4500 Park Granada
                          Calabasas, California 91302
                                (818) 225-3000
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                            SANDOR E. SAMUELS, ESQ.
                         Countrywide Home Loans, Inc.
                               4500 Park Granada
                          Calabasas, California 91302
                                (818) 225-3505
           (Name, address, including zip code and telephone number,
                  including area code, of agent for service)


                                With a copy to:
                             EDWARD J. FINE, ESQ.
                        SIDLEY AUSTIN BROWN & WOOD LLP
                              787 Seventh Avenue
                           New York, New York 10019

Approximate date of commencement of proposed sale to public: From time to time on or after the effective date of this Registration Statement, as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     CORRECTION TO AMOUNT OF SECURITIES CARRIED FORWARD UNDER RULE 429 ON
            AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3

      This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 as amended (No. 333-125902), which was declared effective by the Securities and Exchange Commission on July 25, 2005, is being filed to correct the amount of securities carried forward on Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-125902) from Registration Statement No. 333-123167, as previously filed by the Registrant and declared effective on April 21, 2005, under Rule 429. The amount of securities carried forward, as declared on Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-125902), was $5,335,287,290. The amount of securities actually carried forward was $6,941,183,211. Therefore, the total amount of securities registered and actually carried forward under the Registration Statement on Form S-3 as amended (No. 333-125902), which was declared effective by the Securities and Exchange Commission on July 25, 2005, was $46,941,183,211.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California on the 13th day of December, 2005.

                             CWALT, INC.



                              By:  /s/ Stanford L. Kurland
                                 ------------------------------------------
                                       Stanford L. Kurland
                              Chairman of the Board, President and Director
                                        (Chief Executive Officer)


      Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                            Title                               Date
     ---------                            -----                               ----
         *                 Chairman of the Board, President and         December 13, 2005
--------------------        Director (Chief Executive Officer)
Standford L. Kurland

         *                 Executive Vice President and Director        December 13, 2005
--------------------       (Chief Financial Officer and Treasurer)
  Eric P. Sieracki

         *                      Vice President and Director             December 13, 2005
---------------------
  David A. Spector

 *By: /s/ Stanford L. Kurland
     -------------------------
      Stanford L. Kurland
      Attorney-in-fact
